SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

March 6, 2015

Date of Report (Date of Earliest Event Reported)

FONU2 INC.

 (Exact name of registrant as specified in its charter)

Nevada	000-49652	65-0773383
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

135 Goshen Rd Ext, Suite 200 Rincon, GA	31326
(Address of principal executive offices)	(Zip Code)

(954) 938-4133

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 – Changes in Registrant’s Certifying Accountant

1) Previous Independent Auditors:

a.

On March 6, 2015, the registrant dismissed The Hall Group, CPAs (“Hall”) as their registered independent public accountant.  On March 6, 2015, the registrant engaged MaloneBailey, LLP (“MaloneBailey”) as its new registered independent public accountant.  MaloneBailey has previously served as the Company’s independent public accountants.

b.

For the year ended September 30, 2014, Hall’s report did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to audit scope or accounting principles, except that the report contained an explanatory paragraph stating that there was substantial doubt about the registrant’s ability to continue as a going concern.

c.

The decision to dismiss Hall and to engage MaloneBailey was approved by the registrant’s board of directors.

d.

Through the period covered by the financial audit for the year ended September 30, 2014 there have been no disagreements with Hall on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Hall would have caused them to make reference thereto in their report on the financial statements.  For the interim period through March 6, 2015 (the date of dismissal), there have been no disagreements with Hall on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Hall would have caused them to make reference thereto in their report on the financial statements.

e.

We have authorized Hall to respond fully to any inquiries of Malone Bailey.

f.

During the year ended September 30, 2014 and the interim period through March 6, 2015, there have been no reportable events between the registrant and Hall as set forth in Item 304(a)(1)(v) of Regulation S-K.

g.

The registrant provided a copy of the foregoing disclosures to Hall prior to the date of the filing of this report and requested that Hall furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the statements in this report.  A copy of this letter is filed as Exhibit 16.1 to this Form 8-K.

2) New Independent Accountants:

a.

On March 6, 2015, the registrant re-engaged Malone Bailey, LLP as its registered independent public accountant.  During the year ended September 30, 2014 and prior to March 6, 2015 (the date of the new engagement), we did not consult with Malone regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Registrant’s financial statements by Malone, in either case where written or oral advice provided by Malone would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

Item 5.02 – Departure of Directors, Election of Directors, Appointment of Certain Officers

On March 6, 2015, the Company appointed Alice Neuhauser as Chief Operating Officer.  Ms. Neuhauser will hold this position for one year, which is renewable at the annual shareholder meeting.  There is no understanding between Ms. Neuhauser and any other person pursuant to which she was selected as an officer.  There are no family relationships between Ms. Neuhauser and any member of the Company.  Ms. Neuhauser was formerly a consultant to Medient Studios.

Alice Neuhauser, age 53, has been a manager of New Beginning Enterprises, LLC from 1999 through today.  She has been the responsible officer for the Kushner-Locke Company and has been the manager of its successor entity, Kushner Locke, LLC, from 2002 through today.  She worked in SVP film operations with Relativity Media from 2006 through 2014.  In addition, she has provided consulting work for Zen Media and Lloyd Ivan Miller Productions.

Ms. Neuhauser received an MBA from the Anderson School at UCLA in 1994.  She received her BA at Harvard College in 1984.

Item 9.01 – Exhibits

Exhibit 161. – Letter from The Hall Group, CPAs regarding the change in certifying accountant.  To be filed by amendment.

As of March 12, 2015, there were 210,797,299  shares issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

FONU2 Inc.

By:      /s/ Roger Miguel

Roger Miguel

Chief Executive Officer

Dated:  March 12, 2015

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